SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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  Fidelity Investment Trust

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FIDELITY FRANCE FUND #0345
FIDELITY GERMANY FUND  # 0346
FIDELITY UNITED KINGDOM FUND #0344

THESE FUNDS WILL CLOSE TO NEW INVESTMENTS ON APRIL 19, 2000

We are writing to inform you of changes to one or more investment options offered by your retirement plan. These changes will affect how your retirement savings will be invested.

Fidelity France Fund, Fidelity Germany Fund and Fidelity United
Kingdom Fund will close to all new investments excluding dividend reinvestment at the close of business on April 19, 2000.

ACTION REQUIRED
On or before April 19, you will need to contact Fidelity to select an alternative investment option for your contributions and loan repayments directed to Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund. If you do not select an alternative investment option, any subsequent purchases into these funds will be automatically allocated to THE THRIFT FUND after April 19. If these mergers are approved, Fidelity will automatically move any remaining balances from these funds to the Thrift Fund at the time of the mergers. Of course, you will be able to move any remaining balances to another investment option in your plan either before - or after the proposed merger. Please note: each of the three funds has a short-term trading fee of 1.50% on assets invested in the fund less than 90 days. If you move your balances out of the fund(s) within 90 days of investing in the fund(s), you may be assessed this fee. If you choose to do nothing and have your balances automatically exchanged into the Thrift Fund, the short-term trading fee will not be charged. Similarly, if you exchange your balance in these funds to any other investment option in your retirement plan after July 18, 2000, the short-term trading fees will not be assessed.

The funds are closing in advance of a shareholder proxy statement mailing in May that will propose to merge the funds into Fidelity Europe Fund. If the proposals are approved, Fidelity anticipates that the mergers will be completed on or about July 24 for Fidelity United Kingdom Fund, on or about July 26 for Fidelity Germany Fund, on or about July 28 for Fidelity France Fund. The proposed mergers will provide a broader investment option to investors and should enhance operational efficiencies and cost savings to current shareholders. PLEASE NOTE THAT ALTHOUGH THE PROPOSAL IS TO MERGE THESE FUNDS INTO THE FIDELITY EUROPE FUND, YOUR HOLDINGS WILL GO INTO THE THRIFT FUND UNLESS YOU CHOOSE OTHERWISE.

For additional information, please contact Fidelity.

Shareholders are urged to read the Proxy Statement and Prospectus (the "Proxy Statement") which contains important information about the proposed merger. The Proxy statement will be filed shortly with the SEC and will be available, without charge, on the SEC's Internet Web site (HTTP://WWW.SEC.GOV). Proxy Statements will be mailed to investors who are shareholders of the Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund as of May 22, 2000.

For more complete information about ANY OF THE MUTUAL FUNDS AVAILABLE THROUGH THE PLAN, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

SHELL THRIFT FUND IS NOT A MUTUAL FUND AND IS MANAGED BY FIDELITY
MANAGEMENT TRUST COMPANY.

Fidelity Investments Institutional Services Company, Inc., 82
Devonshire St., Boston, MA 02109

101897.001